As filed with the Securities and Exchange Commission on May 14, 2013

File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087-4564

(Address of principal executive offices) (Zip Code)

PENN VIRGINIA CORPORATION

2013 AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Nancy M. Snyder

Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087-4564

(Name and address of agent for service)

(610) 687-8900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,682,824 shares	$4.19	$11,241,033	$1534

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increase the number of the outstanding shares of common stock.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on $4.19 per share, which was the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on May 8, 2013.

EXPLANATORY NOTE

Penn Virginia Corporation (the “Company”) has previously filed registration statements on Form S-8 (the “Prior Registration Statements”) relating to the Company’s 2013 Amended and Restated Long-Term Incentive Plan (formerly known as the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan, as amended, and the Company’s 1999 Employee Stock Incentive Plan) (the “Plan”) with the following file numbers: File No. 333-96465, File No. 333-103455, File No. 333-143514, File No. 333-159304 and File No. 333-173990. On May 1, 2013, the shareholders of the Company approved an amendment to the Plan that, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan by 2,682,824 shares of Common Stock. Accordingly, this registration statement is being filed to register the additional 2,682,824 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, including the periodic filings updating or amending the contents of the Prior Registration Statements, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the exhibits is filed herewith:

Exhibit No.	Description

4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 12, 2007).

4.5	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2010).

4.6	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2012).

4.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2013).

4.8	Penn Virginia Corporation 2013 Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 3, 2013).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Nancy M. Snyder (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on May 14, 2013.

PENN VIRGINIA CORPORATION

By:	/s/ NANCY M. SNYDER
Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints H. Baird Whitehead and Nancy M. Snyder, and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits hereto and other documents in connection herewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 14, 2013.

Signature	Title

/s/ H. BAIRD WHITEHEAD	President, Chief Executive Officer and Director
H. Baird Whitehead	(Principal Executive Officer)

/s/ STEVEN A. HARTMAN	Senior Vice President and Chief Financial Officer
Steven A. Hartman	(Principal Financial Officer)

/s/ JOAN C. SONNEN	Vice President and Controller
Joan C. Sonnen	(Principal Accounting Officer)

/s/ JOHN U. CLARKE	Director
John U. Clarke

/s/ EDWARD B. CLOUES, II	Director
Edward B. Cloues, II

/s/ STEVEN W. KRABLIN	Director
Steven W. Krablin

/s/ MARSH R. PERELMAN	Director
Marsha R. Perelman

/s/ PHILIPPE VAN MARCKE DE LUMMEN	Director
Philippe van Marcke de Lummen

/s/ GARY K. WRIGHT	Director
Gary K. Wright

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 12, 2007).

4.5	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2010).

4.6	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2012).

4.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2013).

4.8	Penn Virginia Corporation 2013 Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 3, 2013).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Nancy M. Snyder (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).